Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Third Quarter and Year-to-Date 2020 Results

Ongoing Cost Discipline and Segment Share Gains Drive Margin and Cash Flow Growth

Company Continues to Pay Down Debt, Achieving Net Debt Reduction of
$95 Million Year-to-Date and $222 Million Over the Past 12 Months

SUSSEX, WI, November 3, 2020 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today reported results for its third quarter ending September 30, 2020.

Recent Highlights
•Continued to align costs with current demand environment and achieved margin expansion while growing print segment share.
•Increased year-to-date cash from operating activities by $103 million and Free Cash Flow by $91 million compared to the first nine months of 2019.
•Reduced net debt by $95 million year-to-date and $222 million over the past 12 months, ending the quarter with a Debt Leverage Ratio of 3.22x, which was flat versus the comparable period in 2019.
•Maintained strong liquidity position as of September 30, 2020, including $93 million of cash on hand and up to $465 million in unused capacity under Quad’s revolving credit agreement.
•Completed the divestiture of Quad’s remaining Book platform on October 31 as part of the Company’s ongoing strategy to optimize its product portfolio.

“Building on our momentum from the first half of the year, we delivered a solid third quarter with strong operating and cash performance. We achieved net earnings gains through diligent cost management while continuing to focus on winning segment share and driving operational improvements. Our efforts resulted in higher Adjusted EBITDA margin both for the quarter and year-to-date, as well as increased cash flow. This enabled us to continue to pay down debt and strengthen our balance sheet, despite a significant net sales impact from the COVID-19 pandemic,” said Joel Quadracci, Chairman, President & CEO of Quad.

“Our team has been resilient in the face of significant challenges, and continues to demonstrate the ability to skillfully navigate the unprecedented headwinds created by the pandemic,” Quadracci added. “Throughout the quarter, we continued to prioritize the health and well-being of our employees and protect Quad’s long-term financial health, all while providing great service to our clients and securing new work. We also continued to advance our strategic transformation as a marketing solutions partner through investments in talent and technology, and innovating new integrated solutions like QDMX, a suite of solutions that delivers 100% personalized direct marketing at a fraction of the cost and with greater speed-to-market – a real game-changer for our clients who use direct mail or are thinking of adding it to their portfolio. Our Quad 3.0 strategy provides us with the right tools, talent and platform to exit the pandemic from a position of strength, poised to generate the revenue and Free Cash Flow required to take advantage of value-creating opportunities that will further offset organic print decline through expansion into higher margin products and services.”

Quadracci concluded: “As we move through our seasonally busiest time of year, we continue to closely monitor the pandemic and its impacts on our clients and the worldwide economy. Client volumes remain significantly below last year – a trend we anticipate will continue through year end. We are a nimble organization that can adjust our priorities to maintain good financial health, grow segment share and support our ongoing transformation, while continuing to keep our employees safe and serving our clients well.”

Summary Results
Results for the three months ended September 30, 2020, included:
•Net Sales — Net sales were $679 million in 2020, down 28% from 2019. Sales declined 26% during the quarter, excluding the impact of the January 2020 sale of the Omaha packaging plant, primarily due to the economic impact from the COVID-19 pandemic, and ongoing print industry volume and pricing pressures.

•Net Earnings (Loss) From Continuing Operations — Net earnings from continuing operations increased $50 million from the third quarter of 2019, from a net loss of $47 million in 2019 ($0.94 diluted loss per share from continuing operations) to net earnings of $3 million in 2020 ($0.05 diluted earnings per share from continuing operations).

•Adjusted EBITDA — Adjusted EBITDA was $61 million in 2020, as compared to $80 million in 2019, while Adjusted EBITDA margin improved to 8.9% in 2020, as compared to 8.4% in 2019. The Adjusted EBITDA variance to prior year primarily reflects the impact from the sales decline, partially offset by savings from cost reduction initiatives. Adjusted EBITDA margin increased by 49 basis points in the quarter driven by cost-savings initiatives more than offsetting the relative percentage decline in sales.

Results for the nine months ended September 30, 2020, included:
•Net Sales — Net sales were $2.1 billion in 2020, down 27% in 2019. Sales declined 25% during the nine months ended September 30, 2020, after excluding the impact of the January 2020 sale of the Omaha packaging plant, primarily due to the economic impact from the COVID-19 pandemic, and ongoing print industry volume and pricing pressures.

•Net Loss From Continuing Operations — Net loss from continuing operations improved $42 million from the first nine months of 2019, from a net loss of $63 million in 2019 ($1.26 diluted loss per share from continuing operations) to a net loss of $21 million in 2020 ($0.41 diluted loss per share from continuing operations).

•Adjusted EBITDA — Adjusted EBITDA was $196 million in 2020, as compared to $239 million in 2019, while Adjusted EBITDA margin improved to 9.4% in 2020, as compared to 8.4% in 2019. The Adjusted EBITDA variance to prior year primarily reflects the impact from the sales decline, a $13 million decrease in paper byproduct recoveries, and an $11 million increase in hourly production wages due to strategic investments made to increase starting wages, partially offset by savings from cost reduction initiatives, a $9 million net non-cash benefit from a change in vacation policy, and a $6 million net reduction in workers’ compensation reserves from improved production safety performance. Year-to-date Adjusted EBITDA margin increased by 101 basis points driven by cost savings initiatives more than offsetting the relative percentage decline in sales.

•Net Cash Provided by Operating Activities — Net cash provided by operating activities was $107 million for the nine months ended September 30, 2020, an increase of $103 million from 2019, primarily due to higher cash earnings and improvements in working capital.

•Free Cash Flow — Free Cash Flow was $57 million for the nine months ended September 30, 2020, an increase of $91 million from 2019, primarily due to a $48 million decrease in capital expenditures, $40 million of income tax refunds received during the third quarter of 2020 due to the CARES Tax Act and improvements in working capital. As a reminder, the Company historically generates the majority of its Free Cash Flow in the fourth quarter of the year.

Dave Honan, Executive Vice President and CFO, concluded: “We continue to generate significant cash from strong operational performance and disciplined cost management, despite the unprecedented economic impact the pandemic has had on demand. We improved the health of our balance sheet by deploying the strong cash flow performance to reduce net debt by $95 million so far this year, and have reduced net debt by a total of $222 million over the past 12 months. We possess ample liquidity to invest in our Quad 3.0 strategy, with $93 million of cash at the end of the quarter as well as up to $465 million in unused capacity under Quad’s revolving credit agreement.”

Quarterly Conference Call
Quad will hold a conference call at 10 a.m. ET on Wednesday, November 4, 2020, to discuss third quarter and full-year results. A slide presentation will be concurrently available on the Investors section of Quad’s website at www.quad.com/investors. Quad will conduct a question and answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants may pre-register for the webcast by navigating to https://dpregister.com/sreg/10148791/daba91cc3a. Participants will be given a unique PIN to gain immediate access to the call on November 4, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until December 4, 2020, accessible as follows:

•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 10148791

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the negative impacts the coronavirus (COVID-19) has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, as well as the global economy in general (including future uncertain impacts); the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the impact negative publicity could have on our business; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of changes in postal rates, service levels or regulations; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such were previously supplemented and amended in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and which may be further amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, (loss) earnings from discontinued operations, net of tax, net pension income, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus LSC-related payments primarily related to incremental interest payments associated with the 2019 amended debt refinancing and transaction-related costs. Net Debt is defined as total debt and finance lease obligations less cash and cash equivalents. Debt Leverage Ratio is defined as Net Debt divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, financial/insurance, healthcare, consumer packaged goods, publishing and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.Quad.com.

Investor Relations Contact

Katie Krebsbach
Investor Relations Lead, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
Net sales	$679.3	$943.6
Cost of sales	543.3	764.5
Selling, general and administrative expenses	75.1	99.6
Depreciation and amortization	44.8	52.2
Restructuring, impairment and transaction-related charges	9.8	56.7
Total operating expenses	673.0	973.0
Operating income (loss) from continuing operations	6.3	(29.4)
Interest expense	17.9	22.0
Net pension income	(2.7)	(1.5)
Loss on debt extinguishment	—	14.6
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	(8.9)	(64.5)
Income tax benefit	(12.0)	(17.6)
Earnings (loss) from continuing operations before equity in loss of unconsolidated entity	3.1	(46.9)
Equity in loss of unconsolidated entity	0.4	0.1
Net earnings (loss) from continuing operations	2.7	(47.0)
Loss from discontinued operations, net of tax	(1.1)	(79.4)
Net earnings (loss)	1.6	(126.4)
Less: net earnings attributable to noncontrolling interests	—	0.1
Net earnings (loss) attributable to Quad common shareholders	$1.6	$(126.5)

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$0.05	$(0.94)
Discontinued operations	(0.02)	(1.58)
Basic earnings (loss) per share attributable to Quad common shareholders	$0.03	$(2.52)

Diluted:
Continuing operations	$0.05	$(0.94)
Discontinued operations	(0.02)	(1.58)
Diluted earnings (loss) per share attributable to Quad common shareholders	$0.03	$(2.52)

Weighted average number of common shares outstanding
Basic	50.7	50.1
Diluted	51.1	50.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
Net sales	$2,086.3	$2,853.5
Cost of sales	1,651.9	2,324.3
Selling, general and administrative expenses	238.0	290.5
Depreciation and amortization	138.9	159.3
Restructuring, impairment and transaction-related charges	49.0	73.7
Total operating expenses	2,077.8	2,847.8
Operating income from continuing operations	8.5	5.7
Interest expense	52.2	69.6
Net pension income	(8.0)	(4.5)
Loss on debt extinguishment	1.8	30.5
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	(37.5)	(89.9)
Income tax benefit	(17.5)	(28.0)
Loss from continuing operations before equity in loss of unconsolidated entity	(20.0)	(61.9)
Equity in loss of unconsolidated entity	0.9	0.9
Net loss from continuing operations	(20.9)	(62.8)
Loss from discontinued operations, net of tax	(13.6)	(101.1)
Net loss	(34.5)	(163.9)
Less: net loss attributable to noncontrolling interests	(0.2)	(0.1)
Net loss attributable to Quad common shareholders	$(34.3)	$(163.8)

Loss per share attributable to Quad common shareholders
Basic and diluted:
Continuing operations	$(0.41)	$(1.26)
Discontinued operations	(0.27)	(2.02)
Basic and diluted loss per share attributable to Quad common shareholders	$(0.68)	$(3.28)

Weighted average number of common shares outstanding
Basic and diluted	50.6	50.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2020 and December 31, 2019
(in millions)
(UNAUDITED)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$92.9	$78.7
Receivables, less allowance for credit losses	370.1	456.1
Inventories	218.3	210.5
Prepaid expenses and other current assets	49.0	109.0
Current assets of discontinued operations	20.8	56.6
Total current assets	751.1	910.9
Property, plant and equipment—net	953.6	1,036.5
Operating lease right-of-use assets—net	83.5	97.9
Goodwill	103.0	103.0
Other intangible assets—net	113.3	137.2
Equity method investment in unconsolidated entity	1.7	3.6
Other long-term assets	95.2	127.5
Long-term assets of discontinued operations	—	0.5
Total assets	$2,101.4	$2,417.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$320.6	$416.7
Other current liabilities	282.7	303.0
Short-term debt and current portion of long-term debt	56.8	40.0
Current portion of finance lease obligations	3.0	7.7
Current portion of operating lease obligations	27.1	30.2
Current liabilities of discontinued operations	5.4	15.8
Total current liabilities	695.6	813.4
Long-term debt	969.1	1,058.5
Finance lease obligations	2.3	6.0
Operating lease obligations	58.4	70.4
Deferred income taxes	3.7	2.8
Other long-term liabilities	207.2	221.1
Long-term liabilities of discontinued operations	0.6	0.6
Total liabilities	1,936.9	2,172.8

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	830.6	847.4
Treasury stock, at cost	(13.0)	(31.5)
Accumulated deficit	(472.0)	(423.5)
Accumulated other comprehensive loss	(183.2)	(167.2)
Quad’s shareholders’ equity	163.8	226.6
Noncontrolling interests	0.7	17.7
Total shareholders’ equity and noncontrolling interests	164.5	244.3
Total liabilities and shareholders’ equity	$2,101.4	$2,417.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2020 and 2019
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(34.5)	$(163.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	138.9	172.9
Impairment charges	15.7	94.2
Goodwill impairment	—	10.1
Loss on debt extinguishment	1.8	30.5
Stock-based compensation	8.2	11.6
Gain from property insurance claims	(4.2)	(0.8)
Gain on the sale of a businesses	(0.1)	(8.6)
Gain on the sale or disposal of property, plant and equipment	(2.3)	(6.6)
Deferred income taxes	27.2	(58.3)
Other non-cash adjustments to net loss	2.8	3.9
Changes in operating assets and liabilities—net of acquisitions and divestitures	(46.1)	(80.9)
Net cash provided by operating activities	107.4	4.1
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(50.7)	(98.5)
Cost investment in unconsolidated entities	(0.5)	—
Proceeds from the sale of property, plant and equipment	6.0	17.3
Proceeds from the sale of businesses	47.1	11.1
Proceeds from property insurance claims	4.8	0.3
Loan to an unconsolidated entity	—	(5.0)
Acquisition of businesses—net of cash acquired	(2.0)	(121.0)
Other investing activities	2.3	—
Net cash provided by (used in) investing activities	7.0	(195.8)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	1.0	1,284.1
Payments of long-term debt	(69.5)	(1,067.7)
Payments of finance lease obligations	(6.5)	(5.8)
Borrowings on revolving credit facilities	341.9	3,171.3
Payments on revolving credit facilities	(347.3)	(3,160.1)
Payments of debt issuance costs and financing fees	(2.7)	(20.2)
Change in ownership of noncontrolling interests	(6.4)	—
Equity awards redeemed to pay employees’ tax obligations	(1.0)	(6.6)
Payment of cash dividends	(9.5)	(49.2)
Other financing activities	0.1	(5.3)
Net cash provided by (used in) financing activities	(99.9)	140.5

Effect of exchange rates on cash and cash equivalents	(0.3)	(0.1)
Net increase (decrease) in cash and cash equivalents	14.2	(51.3)
Cash and cash equivalents at beginning of period	78.7	69.5
Cash and cash equivalents at end of period	$92.9	$18.2

The Condensed Consolidated Statements of Cash Flows include the cash flows related to the United States Book business for all periods presented.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2020 and 2019
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended September 30, 2020
United States Print and Related Services	$607.2	$20.0	$3.8
International	72.1	(1.7)	5.2
Total operating segments	679.3	18.3	9.0
Corporate	—	(12.0)	0.8
Total	$679.3	$6.3	$9.8

Three months ended September 30, 2019
United States Print and Related Services	$847.0	$27.1	$7.3
International	96.6	2.6	2.5
Total operating segments	943.6	29.7	9.8
Corporate	—	(59.1)	46.9
Total	$943.6	$(29.4)	$56.7

Nine months ended September 30, 2020
United States Print and Related Services	$1,870.3	$44.6	$38.0
International	216.0	(2.1)	9.3
Total operating segments	2,086.3	42.5	47.3
Corporate	—	(34.0)	1.7
Total	$2,086.3	$8.5	$49.0

Nine months ended September 30, 2019
United States Print and Related Services	$2,556.0	$89.8	$15.1
International	297.5	4.9	7.5
Total operating segments	2,853.5	94.7	22.6
Corporate	—	(89.0)	51.1
Total	$2,853.5	$5.7	$73.7
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the United States Book business.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2020 and 2019
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
Net earnings (loss) attributable to Quad common shareholders	$1.6	$(126.5)
Interest expense	17.9	22.0
Income tax benefit	(12.0)	(17.6)
Depreciation and amortization	44.8	52.2
EBITDA (Non-GAAP)	$52.3	$(69.9)
EBITDA Margin (Non-GAAP)	7.7%	(7.4)%

Restructuring, impairment and transaction-related charges (1)	9.8	56.7
Loss from discontinued operations, net of tax (2)	1.1	79.4
Net pension income (3)	(2.7)	(1.5)
Loss on debt extinguishment (4)	—	14.6
Other (5)	0.2	0.4
Adjusted EBITDA (Non-GAAP)	$60.7	$79.7
Adjusted EBITDA Margin (Non-GAAP)	8.9%	8.4%
______________________________
(1)Operating results from continuing operations for the three months ended September 30, 2020 and 2019, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2020	2019
Employee termination charges (a)	$3.3	$12.3
Impairment charges (b)	—	1.5
Transaction-related charges (c)	0.9	46.9
Integration costs (d)	0.2	0.5
Other restructuring charges (income) (e)	5.4	(4.5)
Restructuring, impairment and transaction-related charges	$9.8	$56.7
______________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities and included a $45.0 million reverse termination fee paid for the termination of the definitive agreement pursuant to which Quad would have acquired LSC Communications, Inc. (“LSC”) during the three months ended September 30, 2019.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses, including an $8.6 million gain on the sale of a business during the three months ended September 30, 2019.
(2)Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company has applied discontinued operations treatment for the intended sale of its Book business in all periods presented, as required by United States GAAP.
(3)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.

(4)The $14.6 million loss on debt extinguishment recorded during the three months ended September 30, 2019, relates to the retirement of the Term Loan B, completed on July 26, 2019.
(5)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2020 and 2019
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
Net loss attributable to Quad common shareholders	$(34.3)	$(163.8)
Interest expense	52.2	69.6
Income tax benefit	(17.5)	(28.0)
Depreciation and amortization	138.9	159.3
EBITDA (Non-GAAP)	$139.3	$37.1
EBITDA Margin (Non-GAAP)	6.7%	1.3%

Restructuring, impairment and transaction-related charges (1)	49.0	73.7
Loss from discontinued operations, net of tax (2)	13.6	101.1
Net pension income (3)	(8.0)	(4.5)
Loss on debt extinguishment (4)	1.8	30.5
Other (5)	0.3	1.2
Adjusted EBITDA (Non-GAAP)	$196.0	$239.1
Adjusted EBITDA Margin (Non-GAAP)	9.4%	8.4%
______________________________
(1)Operating results from continuing operations for the nine months ended September 30, 2020 and 2019, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2020	2019
Employee termination charges (a)	$25.4	$19.9
Impairment charges (b)	4.2	3.6
Transaction-related charges (c)	1.7	51.1
Integration costs (d)	1.3	2.1
Other restructuring charges (income) (e)	16.4	(3.0)
Restructuring, impairment and transaction-related charges	$49.0	$73.7
______________________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities and included a $45.0 million reverse termination fee paid for the termination of the definitive agreement pursuant to which Quad would have acquired LSC during the nine months ended September 30, 2019.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses. Gains included in other restructuring charges were $1.6 million and $14.6 million during the nine months ended September 30, 2020 and 2019, respectively.
(2)Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company has applied discontinued operations treatment for the intended sale of its Book business in all periods presented, as required by United States GAAP.
(3)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.

(4)The $1.8 million loss on debt extinguishment recorded during the nine months ended September 30, 2020, relates to a $2.4 million loss on debt extinguishment from the fourth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on June 29, 2020, partially offset by a $0.6 million gain on debt extinguishment recorded during the first quarter of 2020, primarily related to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022. The $30.5 million loss on debt extinguishment recorded during the nine months ended September 30, 2019, includes $15.9 million relating to the third amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on January 31, 2019; and $14.6 million relating to the retirement of the Term Loan B, completed on July 26, 2019.
(5)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2020 and 2019
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$107.4	$4.1

Less: purchases of property, plant and equipment	(50.7)	(98.5)
Plus: LSC-related payments (1)	—	59.8

Free Cash Flow (Non-GAAP)	$56.7	$(34.6)
______________________________
(1)LSC-related payments include transaction-related costs associated with the proposed, but now terminated, acquisition of LSC, including the $45 million reverse termination fee and incremental interest payments associated with the 2019 amended debt refinancing.

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for all periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2020 and December 31, 2019
(in millions, except ratio)
(UNAUDITED)

	September 30, 2020		December 31, 2019
Total debt and finance lease obligations on the condensed consolidated balance sheets	$1,031.2		$1,112.2

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$291.8		$334.9

Debt Leverage Ratio (Non-GAAP)	3.53	x	3.32	x

Debt Leverage Ratio—Net Debt (Non-GAAP) (2)	3.22	x	3.09	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2020, and December 31, 2019, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2019 (a)	September 30, 2020	September 30, 2019	September 30, 2020
Net loss attributable to Quad common shareholders	$(156.3)	$(34.3)	$(163.8)	$(26.8)
Interest expense	90.0	52.2	69.6	72.6
Income tax benefit	(24.4)	(17.5)	(28.0)	(13.9)
Depreciation and amortization	209.5	138.9	159.3	189.1
EBITDA (Non-GAAP)	$118.8	$139.3	$37.1	$221.0
Restructuring, impairment and transaction-related charges	89.4	49.0	73.7	64.7
Loss from discontinued operations, net of tax	100.6	13.6	101.1	13.1
Net pension income	(6.0)	(8.0)	(4.5)	(9.5)
Loss on debt extinguishment	30.5	1.8	30.5	1.8
Other (b)	1.6	0.3	1.2	0.7
Adjusted EBITDA (Non-GAAP)	$334.9	$196.0	$239.1	$291.8
______________________________
(a)Financial information for the year ended December 31, 2019, is included as reported in the Company’s 2019 Annual Report on Form 10-K filed with the SEC on February 19, 2020.
(b)Other is comprised of equity in (earnings) loss of unconsolidated entity, Adjusted EBITDA for unconsolidated equity method investments and net earnings (loss) attributable to noncontrolling interests.
(2)The Company had $92.9 million and $78.7 million in cash and cash equivalents at September 30, 2020, and December 31, 2019, respectively. If all cash had been used to pay down debt, the Net Debt would have been $938.3 million and $1,033.5 million at September 30, 2020, and December 31, 2019, respectively, and the Debt Leverage Ratio would have been 3.22x and 3.09x at September 30, 2020, and December 31, 2019, respectively.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended September 30, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	$(8.9)	$(64.5)

Restructuring, impairment and transaction-related charges	9.8	56.7
Loss on debt extinguishment	—	14.6
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	0.9	6.8

Income tax expense at 25% normalized tax rate	0.2	1.7
Adjusted net earnings from continuing operations (Non-GAAP)	$0.7	$5.1

Basic weighted average number of common shares outstanding	50.7	50.1
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.4	0.9
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.1	51.0

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.01	$0.10

Diluted earnings (loss) per share from continuing operations (GAAP)	$0.05	$(0.94)
Restructuring, impairment and transaction-related charges per share	0.19	1.11
Loss on debt extinguishment per share	—	0.29
Income tax benefit from condensed consolidated statement of operations per share	(0.23)	(0.34)
Income tax expense at 25% normalized tax rate per share	—	(0.03)
Other items from condensed consolidated statement of operations per share (2)	—	0.01
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.01	$0.10
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in loss of unconsolidated entity; and (vi) net earnings (loss) attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted loss per share impacts of equity in loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Nine Months Ended September 30, 2020 and 2019
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
Loss from continuing operations before income taxes and equity in loss of unconsolidated entity	$(37.5)	$(89.9)

Restructuring, impairment and transaction-related charges	49.0	73.7
Loss on debt extinguishment	1.8	30.5
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	13.3	14.3

Income tax expense at 25% normalized tax rate	3.3	3.6
Adjusted net earnings from continuing operations (Non-GAAP)	$10.0	$10.7

Basic weighted average number of common shares outstanding	50.6	50.0
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.4	0.9
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.0	50.9

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.20	$0.21

Diluted loss per share from continuing operations (GAAP)	$(0.41)	$(1.26)
Restructuring, impairment and transaction-related charges per share	0.96	1.45
Loss on debt extinguishment per share	0.04	0.60
Income tax benefit from condensed consolidated statement of operations per share	(0.34)	(0.55)
Income tax expense at 25% normalized tax rate per share	(0.06)	(0.07)
Other items from condensed consolidated statement of operations per share (2)	0.01	0.04
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.20	$0.21
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in loss of unconsolidated entity; and (vi) net earnings attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.